Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-162428) pertaining to the RailAmerica, Inc. 2009 Omnibus Stock Incentive Plan for RailAmerica, Inc. of our report dated March 4, 2011, with respect to the consolidated financial statements of RailAmerica, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Jacksonville, Florida
March 4, 2011